Exhibit 99.1
 FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street * Charleston, S.C. 29401
843-529-5933 * FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President, Investor Relations
and Corporate Secretary
(843) 729-8119

FIRST FINANCIAL HOLDINGS, INC.
REPORTS EFFECT OF CHANGE IN STATE TAX LAW

          Charleston, South Carolina (August 31, 2007) - First Financial Holdings, Inc. ("Company") (NASDAQ GSM: FFCH), the holding company of First Federal Savings and Loan Association of Charleston ("First Federal") announced today the impact on the Company of recent state tax legislation that was signed into law on July 31, 2007. In particular, this legislation amended the corporate tax law affecting the treatment of dividends paid by Real Estate Investment Trusts (REITs), and therefore dividends from First Federal's REIT subsidiary are no longer eligible for a dividends-paid deduction. As a result of the enactment of this legislation, the Company has ceased recording the tax benefits associated with the dividends from the REIT that have been paid or are expected to be paid during the REIT's 2007 taxable year. Consequently, the Company reported that it will record a provision of approximately $1.25 to $1.4 million for the quarter and year ended September 30, 2007 for additional state taxes. This is approximately $825 to $940 thousand, net after the federal tax deduction relating to dividends paid by the Company's REIT subsidiary. This additional provision will reduce the Company's basic and diluted earnings per share by $.06 - $.08 for the quarter and year ended September 30, 2007. Generally accepted accounting principles in the United States require the Company to record the expense resulting from the change in law during the period it occurs. Future quarters' earnings will likely include a higher tax burden. The Company is reviewing its corporate tax structure to mitigate as well as assess any further impact to its current and future tax positions.

          First Financial is the holding company for First Federal Savings and Loan Association of Charleston, which operates 54 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides insurance, brokerage and trust services through First Southeast Insurance Services, The Kimbrell Insurance Group, First Southeast Investor Services and First Southeast Fiduciary and Trust Services.

Forward-Looking Statements

          Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based

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First Financial Holdings, Inc.

August 31, 2007

upon current management expectations, and may, therefore, involve risks and uncertainties. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the State of South Carolina, interest rates, the South Carolina real estate market, the demand for mortgage loans, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2006. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

          Such forward-looking statements may include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct. The Company does not undertake to update any forward-looking statement that may be made on behalf of the Company.

          For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com or contact Dorothy B. Wright, Vice President-Investor Relations and Corporate Secretary, (843) 729-8119.